UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549
 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Act of 1934, as amended.

Date of Report (Date of earliest event reported): December 14, 2006

VISION GLOBAL SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Nevada	1040	Applied For
(State of Incorporation)	(Primary Standard	(IRS Employer ID No.)
	Classification Code

Vision Global Solutions, Inc.

10600 North De Anza Blvd., Suite 250, Cupertino, California 95014

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (408) 873-0500

455 Notre Dame Street East Montreal, Quebec, Canada H2Y 1C9

(Former name or former address, if changed since last report)

Copies of all communications, including all communications sent to the agent for service, should be sent to:

Blair Krueger, Esq., Attorney at Law
William L. Parker, Esq., Attorney at Law
The Krueger Group, LLP
5771 La Jolla Boulevard
La Jolla, California 92037
Telephone: (858) 729-9997
Facsimile: (858) 729-9995
E-mail: blair@thekruegergroup.com

Item 1.02. Termination of a Material Definitive Agreement

On October 12, 2006, Vision Global Solutions, Inc., a Nevada corporation (the "Corporation"), entered into an Agreement to Terminate Agreement and Plan of Merger and Reorganization by and among Vesmark, Inc., a Pennsylvania corporation, and certain shareholders of Vesmark, Inc. (the “Rescission Agreement”). As of December 14, 2006, the Corporation terminated the Agreement and Plan of Merger and Reorganization by and among Vesmark Inc., a Pennsylvania corporation (“Vesmark”), Vision Acquisition Corp. (“Merger Sub”) and the Corporation which was entered into by and among the parties on September 15, 2005 (the “Merger Agreement”). On September 15, 2005, the Corporation filed a Form 8-K with the United States Securities and Exchange Commission (the “SEC”) describing the merger contemplated by the Merger Agreement. By resolution of the Corporation, the effective date of the Rescission Agreement is December 14, 2006.

Pursuant to Section 8.1.1 of the Merger Agreement, the Merger Agreement could be terminated and the merger abandoned at any time prior to the effective date by written agreement, duly authorized by the boards of directors of the Corporation, Merger Sub and Vesmark. The effective date of the Merger Agreement was defined in the Merger Agreement as “… upon fulfillment of all conditions precedent to the merger and the filing of the Certificate of Merger contemplated by the General Corporation Law of the State of Pennsylvania”. Several conditions of closing of the merger did not occur and, therefore, the effective date of the merger contemplated in the Merger Agreement also did not occur. No Assets of Vesmark were transferred to the Corporation and no merger was effected between the parties.

Pursuant to Article 1.3.2, Article 1.4 and Article 1.5 of the Merger Agreement, the Corporation issued and delivered to certain shareholders certain shares of Common Stock, Preferred Stock and Warrants of the Corporation (collectively, the “Stock Consideration”). Because the merger did not occur, the Stock Consideration should not have been issued and delivered. Accordingly, all Stock Consideration has been returned to the Corporation for cancellation.

Pursuant to the terms of the Merger Agreement, a Secured Promissory Note was issued on April 7, 2005 wherein the Corporation was to pay to Vesmark $15,000 (the “Note”). Vesmark has agreed to accept and the Corporation has agreed to pay $24,200 in full satisfaction of all principal, interest, and legal fees due under the Note.

The foregoing description of the Rescission Agreement is only a summary and is qualified in its entirety by reference to the copy of the Rescission Agreement filed as Exhibit 10.1 attached hereto.

Item 5.01. Changes in Control of Registrant

As of December 14, 2006, Vision Global Solutions, Inc., a Nevada corporation (the "Corporation"), effected a change in control. Previously, the Corporation had issued a total of 67,713,885 shares of Common Stock and had authorized 200,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock. Jean-Paul Ouellette ("JPO") owned 50,000,000 shares of the issued and outstanding Corporation’s Common Stock.

On November 12, 2006, the Corporation approved by Unanimous Written Consent of the Directors of the Corporation (the “UWC Terminating the Merger”) the following actions of the Corporation: (i) divestiture of all of the Assets and Liabilities from the Corporation to JPO according the terms of the Assignment and Assumption Agreement; (ii) transfer of all of the outstanding shares of Common Stock of Vision Ontario, Inc. and its holdings (which include Vision R/4 and A.R.T.I.) to JPO; and (iii) approval of the form of agreement to terminate the plan of merger and reorganization with Vesmark. The UWC Terminating the Merger is filed as Exhibit 99.1 to this Report and is incorporated herein by this reference.

On November 13, 2006, the JPO and the Corporation entered into a Bill of Sale and Assignment and Assumption Agreement (the “Assignment and Assumption Agreement”) whereby JPO assumed all of the assets and liabilities of the Corporation. The assets assumed by JPO include all of the shares of Vision R/4 Corporation, a private (Canadian) federal corporation (“Vision R/4”), and A.R.T.I. Vision Inc., a private (Canadian) federal corporation (“A.R.T.I.”) (collectively, the “Assets”), both wholly-owned subsidiaries of the Corporation. The liabilities assumed by JPO include, but are not limited to, all of the liabilities of Vision R/4 and A.R.T.I. (the “Liabilities”). The Assets were valued at less than the Liabilities. The Assignment and Assumption Agreement is filed as Exhibit 10.2 to this Report and is incorporated herein by this reference.

On November 14, 2006, JPO combined his interest with the interests owned by the following persons: Dwayne Bigelow (“DBW”), owner of 420,000 shares of the Common Stock of the Corporation; Andrew Belinsky (“ABY”), owner of 760,000 shares of the Common Stock of the Corporation; Angela Musgrave (“AMV”), owner of 760,000 shares of the Common Stock of the Corporation; Jasago Partners, Inc. (“JASAGO”), owner of 800,000 shares of the Common Stock of the Corporation; and Amazon Energy & Communications, Inc. (“AMAZON”), owner of 1,300,000 shares of the Common Stock of the Corporation for a total of 54,040,000 shares (collectively, the sellers are referred to herein as the “Sellers” and their shares are collectively referred to herein as the “Sellers’ Shares”) and, collectively, the Sellers entered into a Share Purchase Agreement (the “Share Purchase Agreement”) with certain buyers (the “Buyers”), described below, and agreed to sell the Sellers’ Shares to the Buyers for $650,000. The Share Purchase Agreement is filed as Exhibit 99.2 to this Report and is incorporated herein by this reference.

On December 14, 2006, by Unanimous Written Consent (the “UWC Setting the Effective Date”) the Corporation established the effective date of the change of control of the Corporation as December 14, 2006 (the “Effective Date”). In the UWC Setting the Effective Date, the Corporation also accepted the resignation of JPO as the sole director of the Corporation and appointed Mr. John Kinney as the new sole director of the Corporation. The UWC Setting the Effective Date is filed as Exhibit 99.3 to this Report and is incorporated herein by this reference.

The graph set forth below provides a graphic description of the percentage of voting securities of the registrant now beneficially owned directly or indirectly by the Buyer:

VOTING SECURITIES OWNED BY CONTROL PERSONS

Control Persons	Compensation Paid	Shares Purchased	Percentage Owned
First Trust Corporation TTEE FBO Philip Kranenburg Acct#060000069990	$50,000	4,000,000	5.50%
Navitas Corporation	$100,000	8,000,000	11.00%
Park Capital Management, LLC	$25,000	2,000,000	2.75%
Todd Waltz	$25,000	2,000,000	2.75%
Bradley N. Rotter	$100,000	8,000,000	11.00%
Elizabeth Q. Rose	$50,000	4,040,000	5.56%
Michael Todd Buchanan	$50,000	4,000,000	5.50%
Gita Iyer	$50,000	4,000,000	5.50%
James Wolfenbarger	$50,000	4,000,000	5.50%
Gene Ryeson	$50,000	4,000,000	5.50%
Michael L. Peterson and Shelley P. Peterson, Trustees of The Peterson Family Trust dtd 8/16/00	$100,000	8,000,000	11.00%
John Kinney [1]		2,000,000	2.75%
TOTAL	$650,000	54,040,000

[1] John Kinney was issued shares as compensation for his services to the Corporation as its sole director, President and Chief Executive Officer.

Collectively, the foregoing purchasers are referred to herein as the “Majority Shareholders.”

Each of the transactions described in this Item 5.01 necessary for effecting the change of control of the Corporation are collectively referred to herein as the “Change of Control”.

The foregoing descriptions of the UWC Terminating the Merger, the Assignment and Assumption Agreement, the Share Purchase Agreement, and the UWC Setting the Effective Date are only summaries and are qualified in their entirety by reference to the copies of the agreements filed as Exhibits 99.1, 10.2, 99.2, 99.3 attached hereto, respectively.

Item 5. Other events.

Jean-Paul Ouellette ("JPO") executed a Resignation and Release as a partial step in the Change of Control of Registrant described above (the “Resignation and Release”) that effected JPO’s resignation as director, officer and employee of the Corporation effective upon the date that JPO receives notice from a majority of Shareholders and released the Corporation from any and all claims JPO has ever had against the Corporation that are related to his employment for or service to the Corporation. JPO received such notice on December 14, 2006. The Resignation and Release is filed as Exhibit 10.3 to this Report and is incorporated herein by this reference.

Immediately after the appointment of Mr. John Kinney as the sole Director of the Corporation by the UWC Setting the Effective Date described above, the Corporation, by Unanimous Written Consent of the Board of Directors, appointed John Kinney as the President and Chief Executive Officer of the Corporation (the “UWC Appointing the CEO”). As of December 14, 2006, Mr. John Kinney executed an Employment Agreement (the “Employment Agreement”) with the Corporation to establish his compensation at 25,000 shares of Common Stock of the Corporation in exchange for Mr. Kinney’s services to the Corporation as its President, Chief Executive Officer and Sole Director for up to two years or until the Corporation is merged with an operating company. The UWC Appointing the CEO and the Employment Agreement are filed as an Exhibits 99.4 and 10.4, respectively, to this Report and are incorporated herein by this reference.

John Kinney, 47, is the Chairman of the Board of Directors, Chief Executive Officer and President of the Corporation. From 2005 until the present, Mr. Kinney has served on the Board of Directors of Yosemite National Institute, a not-for-profit corporation. In July 2006, Mr. Kinney co-founded Green Life International, an Argentinean biofuels company, and currently serves on its Board of Directors. In 2005, Mr. Kinney served as interim Chief Executive Officer of Zoltar Satellite Alarm Systems, Inc. and continues to serve on its Board of Directors. In 1987 Mr. Kinney joined Club Resources, Inc. as its Chief Executive Officer. Club Resources, Inc. is a club management and investment firm based in Tiburon, California. From 1990 until 2003, Mr. Kinney was the founding Chief Executive Officer of Club One, Inc., which owns and operates over 100 athletic clubs. Mr. Kinney remains as the largest common shareholder of Club One, Inc. Mr. Kinney is a firefighter for the Tiburon Volunteer Fire Department. In 1981, Mr. Kinney received his Bachelor's degree in Human Biology, in 1983 a Master of Science in Industrial Engineering, and in 1984 a Masters in Business Administration. All three degrees are from Stanford University.

See Item 5.01 of this current report on Form 8-K, which is incorporated herein by reference. As a result of the Assignment and Assumption Agreement described under Item 5.01 of this current report on Form 8-K, the Corporation now has no business operations and no assets or liabilities. We believe that the Corporation is now a “shell” corporation as that term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act. The term "shell company" mean a registrant, other than an asset-backed issuer, that has no or nominal operations, and either: (i) no or nominal assets; (ii) assets consisting solely of cash and cash equivalents; or (iii) assets consisting of any amount of cash and cash equivalents and nominal other assets;

As a shell corporation, the Corporation intends to seek out and pursue a business combination transaction with an existing private business enterprise that might have a desire to take advantage of the Company's status as a public corporation. At this time, management does not intend to target any particular industry but, rather, intends to judge any opportunity on its individual merits. Any such transaction will likely have a dilutive effect on the interests of the Corporation's shareholders that will, in turn, reduce each shareholder's proportionate ownership and voting power in the Company.

The foregoing descriptions of the Resignation and Release, the UWC Appointing the CEO and the Employment Agreement are only summaries and are qualified in their entirety by reference to the copies of the agreements filed as Exhibits 10.3, 99.4 and 10.4 attached hereto, respectively.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Rescission Agreement
10.2	Assignment and Assumption Agreement
10.3	Resignation and Release
10.4	Employment Agreement
99.1	UWC Terminating the Merger
99.2	Share Purchase Agreement
99.3	UWC Setting the Effective Date
99.4	UMC Appointing the CEO

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISION GLOBAL SOLUTIONS, INC.

Date: December 18, 2006	By:	/s/ John Kinney
John Kinney
Chairman of the Board, Chief Executive Officer, and President